Exhibit 99.1

Latigo Biotherapeutics Reports Second Quarter 2026 Financial Results and Recent Business Highlights

Completed upsized initial public offering, including full exercise of the underwriters’ option to purchase additional shares, raising gross proceeds of $397.4 million; together with existing cash expected to fund operations into 2029

The New England Journal of Medicine published positive onzotrigine (previously referred to as LTG-001) abdominoplasty clinical trial results in moderate-to-severe acute pain

Expanded leadership team with appointment of Naomi Lowy, M.D., former deputy director of the FDA Division of Anesthesia, Addiction Medicine, and Pain Medicine, as senior vice president of global regulatory affairs

THOUSAND OAKS, Calif., Sept. 03, 2026 (GLOBE NEWSWIRE) — Latigo Biotherapeutics, Inc. (Nasdaq: LTGO), a clinical-stage biopharmaceutical company committed to developing innovative non-opioid pain medicines, today reported financial results for the second quarter ended June 30, 2026, and highlighted recent progress.

“This has been a significant period for Latigo as we completed our upsized initial public offering, published positive onzotrigine abdominoplasty results in moderate-to-severe acute pain in The New England Journal of Medicine, and continued to advance our pipeline of innovative pain programs,” said Nima Farzan, chief executive officer of Latigo. “With a strong balance sheet, a highly experienced team, and a portfolio of differentiated programs, we are focused on executing our development plans, including the initiation of the Phase 3 program for onzotrigine and the advancement of onzotrigine and LTG-321 toward key future milestones. We also strengthened our leadership team with the appointment of Naomi Lowy, M.D., whose extensive regulatory and drug development experience will be an important asset as we continue to build a differentiated innovative non-opioid pain company.”

Recent Pipeline Progress

Onzotrigine: Investigational Oral NaV1.8 Inhibitor for Acute Pain

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The New England Journal of Medicine (NEJM) published positive clinical trial results for onzotrigine in moderate-to-severe pain following abdominoplasty. The study met its primary endpoint of the Summed Pain Intensity Difference over 48 hours versus placebo with high statistical significance and demonstrated rapid, clinically meaningful pain relief, favorable tolerability, and opioid-sparing potential. This marks only the second original research publication in NEJM reporting clinical results for a novel drug for acute pain in the last 15 years.
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Plan to initiate a randomized, double-blind, placebo-controlled Phase 3 clinical trial in patients with moderate-to-severe acute pain after bunionectomy surgery as well as a single-arm, open-label Phase 3 safety trial in the second half of 2026.
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Expect to report topline results from the Phase 3 bunionectomy and open-label safety clinical trials in the second half of 2027.
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Completed bioavailability studies for the onzotrigine intravenous (IV) formulation with preliminary data indicating approximately 100% oral bioavailability.

LTG-321: Investigational Oral NaV1.8 Inhibitor for Chronic Pain

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Initiated a randomized, double-blind, placebo-controlled, within-patient crossover Phase 2 clinical trial of LTG-321 in approximately 120 patients with osteoarthritis of the knee, evaluating the safety and efficacy of once-daily LTG-321.
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The trial is being conducted at multiple sites in Denmark with enrollment underway.
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Expect to report topline results from the Phase 2 clinical trial in the second half of 2027.

LTG-418 and Other Pipeline

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Completed 14-day non-GLP toxicology studies with suitable tolerability demonstrated in both rats and non-human primates for LTG-418, a next-generation, structurally distinct Nav1.8 inhibitor being developed for the potential treatment of acute and chronic pain. LTG-418 is designed to be administered at a low dose, which may enable additional formulations and routes of administration beyond oral and IV delivery.
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Continued discovery of additional ion channel modulators involved in peripheral transmission of pain that represent potential complementary mechanisms of action to Nav1.8 inhibition for additional pain relief, including neuropathic pain.

Recent Corporate Highlights

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Completed an upsized initial public offering (IPO) in August 2026, including the full exercise by the underwriters of their option to purchase additional shares, raising gross proceeds of $397.4 million, before deducting underwriting discounts and commissions and other offering expenses.
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Further strengthened leadership team to support the next phase of growth with the appointment of Naomi Lowy, M.D., as senior vice president of global regulatory affairs. Dr. Lowy brings extensive regulatory and drug development expertise, including an 18-year career at the U.S. Food and Drug Administration (FDA) where, among other roles, she served as deputy director of the Division of Anesthesia, Addiction Medicine, and Pain Medicine (DAAP). During her time in DAAP, Dr. Lowy oversaw the regulation of drugs to treat pain of all etiologies, including novel non-opioid analgesics, and was the signatory authority for analgesic New Drug Applications. Dr. Lowy co-authored the FDA guidances on Development of Non-Opioid Analgesics for Acute and Chronic Pain and led DAAP in Advisory Committee meetings and public workshops related to analgesic drug development.

Financial Results for Second Quarter 2026

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Cash Position: Cash and cash equivalents were $55.0 million as of June 30, 2026. The Company’s current cash and cash equivalents, including the net proceeds from its IPO, are projected to be sufficient to fund its current operating plans into 2029.
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Research and Development (R&D) Expenses: R&D expenses were $21.2 million for the three months ended June 30, 2026, as compared to $22.9 million for the three months ended June 30, 2025.
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General and Administrative (G&A) Expenses: G&A expenses were $4.6 million for the three months ended June 30, 2026, as compared to $2.8 million for the three months ended June 30, 2025.
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Net Loss: Net loss was $25.8 million for the three months ended June 30, 2026 and 2025, with non-cash stock-based compensation expenses of $2.1 million and $1.7 million for the three months ended June 30, 2026 and 2025, respectively.

About Latigo Biotherapeutics

Latigo Biotherapeutics is a clinical-stage biopharmaceutical company committed to developing innovative non-opioid pain medicines. Latigo’s drug candidates are designed to rapidly and effectively stop the transmission of pain without the risk of addiction. The Company’s lead product candidate, onzotrigine (previously referred to as LTG-001) is an oral Nav1.8 ion channel inhibitor intended to provide fast-acting, opioid-sparing relief for the treatment of acute pain. LTG-321 is an oral Nav1.8 inhibitor being developed for chronic musculoskeletal pain. Additionally, Latigo is advancing research of additional Nav1.8 inhibitors that can address alternative formulation and delivery approaches as well as other ion channel targets for the treatment of pain. Learn more at latigobio.com or follow us on LinkedIn and X.

Forward-Looking Statements

The statements contained in this press release that are not historical facts are forward-looking statements. You can identify forward-looking statements because they contain words such as “expect,” “intend,” “may,” “plans,” or “will,” or similar expressions which concern our strategy, plans, projections, or intentions. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, statements regarding Latigo’s financial outlook, future plans and prospects, its ability to execute on development plans, including Latigo’s planned and ongoing clinical trials and non-clinical studies for its product candidates, including onzotrigine, LTG-321, and LTG-418; the potential of LTG-418 to enable additional formulations and routes of administration; the expected timing of topline results for onzotrigine and LTG-321; statements about the Company’s expected cash runway; the expected benefits of expanding the Company’s executive team. Any forward-looking statements in this press release are based on the Company’s current expectations, estimates, and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Readers are cautioned that actual results could differ materially from those expressed or implied in the Company’s forward-looking statements due to a variety of risks and uncertainties, which include, without limitation, that the Company has limited operating history and no history of commercializing products; that the Company has incurred substantial losses since its inception and may never achieve or maintain profitability; that the Company will require substantial additional financing to achieve its goals; risks and uncertainties related to delays in its clinical trials, the discovery, development and regulation of its existing or future product candidates, including the uncertainty of related costs and regulatory filings, and that results from clinical trials or other studies may not support further development; risk that results of earlier studies and trials may not be predictive of future trials or real-world results; risks related to the legal and regulatory framework for the industry, and potential exposure to legal proceedings, regulatory inquiries, and other legal matters; the Company’s ability to protect its intellectual property and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission (SEC), including those described from time to time under the caption “Risk Factors” and elsewhere in Latigo’s filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. Latigo undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact:
Neha Krishnamohan
Latigo Biotherapeutics, Inc.
ir@latigobio.com

Media Contact:
Kathy Vincent
Greig Communications, Inc.
kathy@greigcommunications.com

LATIGO BIOTHERAPEUTICS, INC.

Condensed Balance Sheets

(in thousands, except share and per share amounts)

(Unaudited)

	June 30,	December 31,
	2026	2025
ASSETS
Cash and cash equivalents and restricted cash	$55,197	$69,629
Prepaid expenses and other current assets	4,002	4,200
Operating lease right-of-use assets	1,303	625
Property and equipment, net	457	446
Other assets	3,801	616
Total assets	$64,760	$75,516
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Accounts payable, accrued expenses and other current liabilities	$15,825	$17,883
Operating lease liabilities	1,353	690
Derivative liability	5,148	—
Convertible promissory notes	29,897	—
Other long-term liabilities	35	35
Total liabilities	52,258	18,608
Redeemable convertible preferred stock	288,582	288,582
Total stockholders' deficit	(276,080)	(231,674)
Total liabilities, redeemable convertible preferred stock and stockholders' deficit	$64,760	$75,516

LATIGO BIOTHERAPEUTICS, INC.

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	$21,226	$22,924	$38,859	$41,612
General and administrative	4,582	2,821	10,385	5,645
Total operating expenses	25,808	25,745	49,244	47,257
Loss from operations	(25,808)	(25,745)	(49,244)	(47,257)
Interest income	(264)	(868)	(738)	(1,385)
Interest expense	251	—	251	—
Change in fair value of preferred stock tranche liability	—	927	—	879
Other expense, net	2	31	1	36
Total other (income) expense, net	(11)	90	(486)	(470)
Net loss and comprehensive loss	$(25,797)	$(25,835)	$(48,758)	$(46,787)
Net loss and comprehensive loss per share — basic and diluted	$(27.59)	$(36.52)	$(52.88)	$(66.13)
Weighted-average number of shares used in computing net loss per share — basic and diluted	935	707	922	707